Exhibit 3.1

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

MDC Partners Inc.
Corporate name / Dénomination sociale

848895-9
Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Virginie Ethier
Director / Directeur

2017-03-07
Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada Corporations Canada	Innovation, Sciences et Développement économique Canada Corporations Canada

Form 4	Formulaire 4
Articles of Amendment	Clauses modificatrices
Canada Business Corporations Act	Loi canadienne sur les sociétés par
(CBCA) (s. 27 or 177)	actions (LCSA) (art. 27 ou 177)

1	Corporate name Dénomination sociale

MDC Partners Inc.

2	Corporation number Numéro de la société

848895-9

3	The articles are amended as follows Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l'annexe ci-jointe

4	Declaration: I certify that I am a director or an officer of the corporation. Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Mitchell Gendel
Mitchell Gendel
646-429-1803

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3069 (2008/04)

SCHEDULE

ARTICLES OF AMENDMENT

PROVISIONS ATTACHING TO THE

SERIES 4 CONVERTIBLE PREFERENCE SHARES

To increase the authorized capital of the Corporation by creating a fourth series of preference shares of the Corporation (the “Preference Shares”), which shall consist of 95,000 shares designated as the “Series 4 Convertible Preference Shares” (the “Convertible Preference Shares”). The Convertible Preference Shares shall have the following rights, privileges, restrictions and conditions. Capitalized terms not defined where used shall have the meanings ascribed to such terms in SECTION 8.

SECTION 1.        Dividends.

(a)          Participating Dividends.

(i)          Each holder of issued and outstanding Convertible Preference Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Convertible Preference Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding Class A Subordinate Voting Shares of the Corporation (the “Class A Shares”), in an amount equal to the amount of such dividends or other distribution as would be made on the number of Class A Shares into which such Convertible Preference Shares could be converted on the applicable record date for such dividends or other distribution on the Class A Shares, without giving effect to the limitations set forth in SECTION 5(b) after aggregating all shares held by the same holder (the “Participating Dividends”) and disregarding any rounding for fractional amounts; provided, however, that notwithstanding the above, the holders of Convertible Preference Shares shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Price (as defined below) shall be made pursuant to SECTION 5(f)(i)(A) or SECTION 5(f)(ii) (and such dividends or distributions that are not payable to the holders of Convertible Preference Shares as a result of this proviso shall not be deemed to be Participating Dividends).

(ii)         Participating Dividends are payable at the same time as and when such dividends or other distributions on the Class A Shares are paid to the holders of Class A Shares and are payable to holders of record of Convertible Preference Shares on the record date for the corresponding dividend or distribution on the Class A Shares.

(b)          Additional Dividends.

(i)          Following the occurrence of a Specified Event, each holder of issued and outstanding Convertible Preference Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Convertible Preference Share, with respect to each Dividend Period, dividends at a rate per annum equal to the Additional Rate multiplied by the Base Liquidation Preference per Convertible Preference Share (the “Additional Dividends” and, together with Participating Dividends, the “Dividends”). Any Additional Dividends payable pursuant to this SECTION 1(b) shall be in addition to any Participating Dividends, as applicable, payable pursuant to SECTION 1(a) hereof.

(ii)         Additional Dividends will accrue on a daily basis and be cumulative from the date on which a Specified Event occurs and are payable in arrears on each Dividend Payment Date.

(iii)        Additional Dividends in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of Additional Dividends payable for any Dividend Period shorter or longer than a full quarterly Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(iv)        Additional Dividends that are declared and payable on a Dividend Payment Date will be paid to the holders of record of Convertible Preference Shares as they appear in the records of the Corporation at the close of business on the 15th day of the calendar month prior to the month in which the applicable Dividend Payment Date falls, provided that Additional Dividends payable upon redemption or conversion of Convertible Preference Shares will be payable to the holder of record on the Redemption Date or the Conversion Date, as applicable. Any payment of an Additional Dividend will first be credited against the earliest accumulated but unpaid Additional Dividend due with respect to each share that remains payable.

(v)         Additional Dividends are payable only in cash. Additional Dividends will accrue and cumulate whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of Additional Dividends and whether or not Additional Dividends are declared.

(vi)        After a Specified Event has occurred and while any Convertible Preference Shares remain outstanding, unless all Additional Dividends accrued to the end of all completed Dividend Periods have been paid in full, neither the Corporation nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities or (B) repurchase, redeem or otherwise acquire any Junior Securities.

(vii)       The provisions of SECTION 1(b)(vi) shall not prohibit:

(A) the repurchase, redemption, retirement or other acquisition of vested or unvested Common Shares held by any future, present or former officer, director, employee, manager or consultant (or their respective permitted transferees) of the Corporation or any subsidiary of the Corporation pursuant to any equity incentive grant, plan, program or arrangement, any severance agreement or any stock subscription or equityholder agreement, in each case solely to the extent required by the terms thereof;

(B) payments made or expected to be made by the Corporation in respect of withholding or similar taxes payable in connection with the exercise or vesting of Common Shares or Class A Equivalents by any future, present or former officer, director, employee, manager or consultant (or their respective permitted transferees) of the Corporation or any subsidiary of the Corporation and repurchases or withholdings of Common Shares or Class A Equivalents in connection with any exercise or vesting of Common Shares or Class A Equivalents if such Common Shares or Class A Equivalents represent all or a portion of the exercise price of, or withholding obligation with respect to, such Common Shares or Class A Equivalents;

(C) cash payments made in lieu of issuing fractional Common Shares in connection with the exercise or vesting of Common Shares or Class A Equivalents;

(D) payments arising from agreements of the Corporation or a subsidiary of the Corporation providing for adjustment of purchase price, deferred consideration, earn outs or similar obligations, in each case incurred in connection with the purchase or investment by the Corporation or a subsidiary of the Corporation of or in assets or capital stock of a third party; or

(E) payments or distributions made pursuant to any plan or proposal for the liquidation or dissolution of the Corporation or pursuant to any decree or order for relief or made by any custodian of the Corporation in connection with any voluntary case or proceeding under Title 11 of the U.S. Code or any similar federal, state, Canadian, provincial or other non-U.S. law for the relief of debtors.

(c)          The Corporation shall pay Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Dividends shall be made on surrender of the certificate, if any, representing the Convertible Preference Shares to be redeemed or converted, by electronic funds transfer or by sending to each holder of Convertible Preference Shares a check for such Dividends payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such check on or before the date on which such Dividend is to be paid to a holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such Dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related Dividends as aforesaid and remitted to the proper taxing authority) unless such check is not honored when presented for payment. Subject to applicable law, Dividends which are represented by a check which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

(d)          Holders of the Convertible Preference Shares are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Participating Dividends and, if applicable, the Additional Dividends, as provided in this SECTION 1.

SECTION 2.        Liquidation Preference.

(a)          Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Convertible Preference Share entitles the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution, before any distribution or payment may be made to a holder of any Class A Shares, any Class B Shares of the Corporation (the “Class B Shares”) or any other shares ranking junior as to capital to the Convertible Preference Shares, an amount per Convertible Preference Share equal to the greater of (i) the Base Liquidation Preference (as defined below), as increased by the Accretion Rate (as defined below) from the most recent Quarterly Compounding Date to the date of such liquidation, dissolution or winding up (without duplication of changes to the Base Liquidation Preference as provided for in SECTION 2(b)) plus any accrued but unpaid Dividends with respect thereto, and (ii) an amount equal to the amount the holders of the Convertible Preference Shares would have received per Convertible Preference Share upon liquidation, dissolution or winding up of the Corporation had such holders converted their Convertible Preference Shares into Class A Shares immediately prior thereto, without giving effect to the limitations set forth in SECTION 5(b) and disregarding any rounding for fractional amounts (the greater of the amount in clause (i) and clause (ii), the “Liquidation Preference”). Notwithstanding the foregoing or anything in these Articles of Amendment to the contrary, immediately prior to and conditioned upon the consummation of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if the amount set forth in clause (i) above is greater than the amount set forth in clause (ii) above, any holder of outstanding Convertible Preference Shares shall have the right to convert its Convertible Preference Shares into Class A Shares by substituting the Fair Market Value of a Class A Share for the then-applicable Conversion Price and without giving effect to the limitations set forth in SECTION 5(b) and disregarding any rounding for fractional amounts.

(b)          The “Base Liquidation Preference” per Convertible Preference Share shall initially be equal to the Original Purchase Price. From and after the Series 4 Original Issuance Date, the Base Liquidation Preference of each Convertible Preference Share shall increase on a daily basis, on the basis of a 360-day year consisting of twelve 30-day months, at a rate of 8.0% per annum (the “Accretion Rate”) of the then-applicable Base Liquidation Preference, the amount of which increase shall compound quarterly on each March 31, June 30, September 30 and December 31 (each, a “Quarterly Compounding Date”) from the Series 4 Original Issuance Date through the fifth anniversary thereof, following which the Accretion Rate will decrease to 0% per annum and the Base Liquidation Preference per Convertible Preference Share will not increase during any period subsequent to such fifth anniversary. The Base Liquidation Preference shall be proportionally adjusted for any stock dividends, splits, combinations and similar events on the Convertible Preference Shares.

(c)          After payment to the holders of the Convertible Preference Shares of the full Liquidation Preference to which they are entitled, the Convertible Preference Shares as such will have no right or claim to any of the assets of the Corporation.

(d)          The value of any property not consisting of cash that is distributed by the Corporation to the holders of the Convertible Preference Shares will equal the Fair Market Value thereof on the date of distribution.

(e)          For the purposes of this SECTION 2, a Fundamental Change (in and of itself) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation subject to this SECTION 2 (it being understood that an actual liquidation, dissolution or winding up of the Corporation in connection with a Fundamental Change will be subject to this SECTION 2).

SECTION 3.        Voting Rights. The holders of the Convertible Preference Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof. The approval of the holders of the Convertible Preference Shares with respect to any and all matters referred to in these Articles of Amendment may be given in writing by all of the holders of the Convertible Preference Shares outstanding or by resolution duly passed and carried as may then be required by the Canada Business Corporations Act at a meeting of the holders of the Convertible Preference Shares duly called and held for the purpose of considering the subject matter of such resolution and at which holders of not less than a majority of all Convertible Preference Shares then outstanding are present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of at least a majority of all Convertible Preference Shares then outstanding are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than fifteen (15) days later, and to such time and place as may be fixed by the chairman of such meeting, and at such adjourned meeting the holders of Convertible Preference Shares present in person or so represented by proxy, whether or not they hold a majority of all Convertible Preference Shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed and carried as may then be required by the Canada Business Corporations Act at such adjourned meeting shall constitute the approval of the holders of the Convertible Preference Shares. Notice of any such original meeting of the holders of the Convertible Preference Shares shall be given not less than twenty-one (21) days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of any such adjourned meeting shall be given not less than ten (10) days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Convertible Preference Shares present in person or represented by proxy shall be entitled to one vote for each of the Convertible Preference Shares held by such holder.

SECTION 4.        Purchase for Cancellation. Subject to such provisions of the Canada Business Corporations Act as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Convertible Preference Shares outstanding from time to time: (a) through the facilities of any Exchange or market on which the Convertible Preference Shares are listed, (b) by invitation for tenders addressed to all the holders of record of the Convertible Preference Shares outstanding, or (c) in any other manner, in each case at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.

SECTION 5.        Conversion.

Each Convertible Preference Share is convertible into Class A Shares as provided in this SECTION 5.

(a)          Conversion at the Option of Holders of Convertible Preference Shares. Subject to SECTION 5(b), each holder of Convertible Preference Shares is entitled to convert, in whole at any time and from time to time, and in part at any time and from time to time after the ninetieth day following the Series 4 Original Issuance Date, at the option and election of such holder upon receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals), any or all outstanding Convertible Preference Shares held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number (the “Conversion Amount”) determined by dividing (i) the Base Liquidation Preference (as adjusted pursuant to SECTION 2(b) to the date immediately preceding the Conversion Date (as defined below)) for each Convertible Preference Share to be converted by (ii) the Conversion Price in effect at the time of conversion. The “Conversion Price” initially is $10.00 per share, as adjusted from time to time as provided in SECTION 5(f). In order to convert the Convertible Preference Shares into Class A Shares, the holder must surrender the certificates representing such Convertible Preference Shares, accompanied by transfer instruments satisfactory to the Corporation, free of any adverse interest or liens at the office of the Corporation’s transfer agent for the Convertible Preference Shares, together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 5(a), the date of receipt of such certificates, together with such notice and such other information or documents as may be required by the Corporation (including any certificates delivered pursuant to SECTION 5(b)), by the transfer agent or the Corporation will be the date of conversion (the “Conversion Date”) and the Conversion Date with respect to a conversion pursuant to SECTION 5(c) will be as provided in such section.

(b)          Limitations on Conversion. Notwithstanding SECTION 5(a) or SECTION 5(c) but subject to SECTION 7, the Corporation shall not effect any conversion of the Convertible Preference Shares or otherwise issue Class A Shares pursuant to SECTION 5(a) or SECTION 5(c), and no holder of Convertible Preference Shares will be permitted to convert Convertible Preference Shares into Class A Shares if, and to the extent that, following such conversion, either (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares would exceed 19.9% of the Maximum Voting Power (as defined below) or (ii) such holder would Beneficially Own more than 19.9% of the then outstanding Common Shares; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a public sale of the Class A Shares to be issued upon such conversion, if following consummation of such public sale such holder will not Beneficially Own in excess of 19.9% of the then outstanding Class A Shares or (B) a bona fide third party tender offer for the Class A Shares issuable thereupon. For purposes of the foregoing sentence, the number of Class A Shares Beneficially Owned by a holder shall include the number of Class A Shares issuable upon conversion of the Convertible Preference Shares with respect to which a conversion notice has been given, but shall exclude the number of Class A Shares which would be issuable upon conversion or exercise of the remaining, unconverted portion of the Convertible Preference Shares and any Alternative Preference Shares Beneficially Owned by such holder. Upon the written request of the holder, the Corporation shall within two (2) Business Days confirm in writing (which may be by email) to any holder the number of Class A Shares and Class B Shares then outstanding. In connection with any conversion and as a condition to the Corporation effecting such conversion, upon request of the Corporation, a holder of Convertible Preference Shares shall deliver to the Corporation a certificate, signed by a duly authorized officer of such holder, no less than twelve (12) Business Days prior to the applicable conversion, certifying that, after giving effect to such conversion, (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares will not exceed 19.9% of the Maximum Voting Power or (ii) such holder will not Beneficially Own more than 19.9% of the then outstanding Common Shares. For purposes hereof, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all shares of the Corporation’s capital on a matter subject to the vote of the Common Shares and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth herein and the articles of amendment or other similar document governing other Voting Stock.

(c)          Conversion at the Option of the Corporation. Subject to SECTION 5(b) and SECTION 7, on and after the two (2) year anniversary of the Series 4 Original Issuance Date, at the Corporation’s option and election and upon its compliance with this SECTION 5(c), and in the case of the Investor and any Permitted Transferee upon receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals), all outstanding Convertible Preference Shares shall be converted automatically into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the Conversion Amount following written notice by the Corporation to the holders of Convertible Preference Shares notifying such holders of the conversion contemplated by this SECTION 5(c), which conversion shall occur on the date specified in such notice, which shall not be less than ten (10) Business Days following the date of such notice (or in the case of the Investor and any Permitted Transferee the later of (A) the date of receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals)) and (B) ten (10) Business Days following the date of such notice), provided, that (i) prior to the five-year anniversary of the Series 4 Original Issuance Date, such notice may be delivered by the Corporation (and such Convertible Preference Shares may be converted into Class A Shares pursuant to this SECTION 5(c)) only if the Closing Price per Class A Share for the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this SECTION 5(c) was at or above 125% of the then-applicable Conversion Price and (ii) following the five-year anniversary of the Series 4 Original Issuance Date, such notice may be delivered by the Corporation (and such Convertible Preference Shares may be converted into Class A Shares pursuant to this SECTION 5(c)) only if the Closing Price per Class A Share for the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this SECTION 5(c) was at or above 100% of the then-applicable Conversion Price; provided further, that following a Specified Event, the Corporation shall not be entitled to convert the Convertible Preference Shares.

Notwithstanding the foregoing, the holders of Convertible Preference Shares shall continue to have the right to convert their Convertible Preference Shares pursuant to SECTION 5(a) until and through the Conversion Date contemplated in this SECTION 5(c) and if such Convertible Preference Shares are converted pursuant to SECTION 5(a) such shares shall no longer be converted pursuant to this SECTION 5(c) and the Corporation’s notice delivered to the holders pursuant to this SECTION 5(c) shall be of no effect with respect to such shares converted pursuant to SECTION 5(a).

(d)          Fractional Shares. No fractional Class A Shares will be issued upon conversion of the Convertible Preference Shares. In lieu of fractional shares, the Corporation shall round, to the nearest whole number, the number of Class A Shares to be issued upon conversion of the Convertible Preference Shares. If more than one Convertible Preference Share is being converted at one time by or for the benefit of the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Convertible Preference Shares converted by or for the benefit of such holder at such time.

(e)          Mechanics of Conversion.

(i)          Promptly after the Conversion Date (and in any event within three (3) Business Days), the Corporation shall (A) issue and deliver to such holder the number of Class A Shares to which such holder is entitled in exchange for the certificates formerly representing Convertible Preference Shares and (B) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Dividends on the Convertible Preference Shares that are being converted into Class A Shares; provided, that any accrued and unpaid Dividends not paid to such holder pursuant to the foregoing clause (B) shall, subject to SECTION 5(b), be converted into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number determined by dividing (x) the aggregate amount of such accrued and unpaid Dividends on the Convertible Preference Shares that are being converted by (y) the then current Conversion Price. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Class A Shares or Convertible Preference Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Shares upon conversion or due upon the issuance of a new certificate for any Convertible Preference Shares not converted other than any such tax due because Class A Shares or a certificate for Convertible Preference Shares are issued in a name other than the name of the converting holder.

(ii)         From and after the Conversion Date, the Convertible Preference Shares to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Convertible Preference Shares (except the right to receive from the Corporation the Class A Shares upon conversion, together with the right to receive any accrued and unpaid Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a Convertible Preference Share is not converted, such Convertible Preference Share will remain outstanding and will be entitled to all of the rights as provided herein.

(iii)        If the conversion is in connection with any sale, transfer or other disposition of the Class A Shares issuable upon conversion of the Convertible Preference Shares, the conversion may, at the option of any holder tendering any Convertible Preference Share for conversion, be conditioned upon the closing of the sale, transfer or the disposition of Class A Shares issuable upon conversion of Convertible Preference Shares with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such Convertible Preference Shares shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

(iv)        All Class A Shares issued upon conversion of the Convertible Preference Shares will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable.

(f)          Adjustments to Conversion Price.

(i)          Adjustment for Change In Share Capital.

(A) If the Corporation shall, at any time and from time to time while any Convertible Preference Shares are outstanding, issue a dividend or make a distribution on its Class A Shares payable in its Class A Shares to all or substantially all holders of its Class A Shares, then the Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Price by a fraction:

(1)    the numerator of which shall be the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

(2)    the denominator of which shall be the sum of the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of Class A Shares constituting such dividend or other distribution.

If any dividend or distribution of the type described in this SECTION 5(f)(i)(A) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(i)(A).

(B) If the Corporation shall, at any time or from time to time while any of the Convertible Preference Shares are outstanding, subdivide or reclassify its outstanding Class A Shares into a greater number of Class A Shares, then the Conversion Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Corporation shall, at any time or from time to time while any of the Convertible Preference Shares are outstanding, combine or reclassify its outstanding Class A Shares into a smaller number of Class A Shares, then the Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Class A Shares outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of Class A Shares outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

(ii)         Adjustment for Rights Issue. If the Corporation shall, at any time or from time to time, while any Convertible Preference Shares are outstanding, distribute rights, options or warrants to all or substantially all holders of its Class A Shares entitling them, for a period expiring within sixty (60) days after the record date for such distribution, to purchase Class A Shares, or securities convertible into, or exchangeable or exercisable for, Class A Shares, in either case, at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

(A) the numerator of which shall be the sum of (1) the number of Class A Shares Outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of Class A Shares that the aggregate offering price of the total number of Class A Shares issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Class A Shares on the declaration date for such distribution (determined by multiplying such total number of Class A Shares so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and

(B) the denominator of which shall be the number of Class A Shares Outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional Class A Shares issuable pursuant to such rights, options or warrants.

The term “Class A Shares Outstanding” shall mean, without duplication, and include the following, and the following shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable, and without regard to any other limitations or restrictions on conversion or exercise:

(1)   the number of Class A Shares and Class B Shares then outstanding;

(2)   all Class A Shares issuable upon conversion of outstanding Convertible Preference Shares; and

(3)   all Class A Shares issuable upon exercise of outstanding options and any other Convertible Security.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

To the extent that Class A Shares are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Class A Shares actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase Class A Shares at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such Class A Shares, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Price be increased pursuant to this SECTION 5(f)(ii).

(iii)        Adjustment for Certain Tender Offers or Exchange Offers. In case the Corporation or any of its Subsidiaries shall, at any time or from time to time, while any Convertible Preference Shares are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Corporation or any Subsidiary for all or any portion of the Class A Shares, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per Class A Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged Class A Shares, the “Purchased Shares”) exceeds the Closing Price per share of the Class A Shares on the Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(A) the numerator of which shall be equal to the product of (1) the number of Class A Shares outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (2) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date; and

(B) the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of Class A Shares outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Price pursuant to this SECTION 5(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Corporation or a Subsidiary is obligated to purchase Class A Shares pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 5(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this SECTION 5(f)(iii).

(iv)        Disposition Events.

(A) If any of the following events (any such event, a “Disposition Event”) occurs:

(1)   any reclassification or exchange of the Class A Shares (other than as a result of a subdivision or combination);

(2)   any merger, amalgamation, consolidation or other combination to which the Corporation is a constituent party; or

(3)   any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other person;

in each case, as a result of which all of the holders of Class A Shares shall be entitled to receive cash, securities or other property for their Class A Shares, the Convertible Preference Shares converted following the effective date of any Disposition Event shall be converted, in lieu of the Class A Shares otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Class A Shares in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Class A Shares holding, immediately prior to the transaction, a number of Class A Shares equal to the Conversion Amount (without giving effect to any limitations on conversion set forth in SECTION 5(b)) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Class A Shares with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Class A Shares.

(B) The above provisions of this SECTION 5(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 5(f)(iv) applies to any event or occurrence, neither SECTION 5(f)(i) nor SECTION 5(f)(iii) shall apply; provided, however, that this SECTION 5(f)(iv) shall not apply to any share split or combination to which SECTION 5(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 2 applies. To the extent that equity securities of a company are received by the holders of Class A Shares in connection with a Disposition Event, the portion of the Convertible Preference Shares which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 5(f).

(v)         Adjustment for Certain Issuances of Additional Class A Shares.

(A) Other than in respect of an issuance or distribution in respect of which SECTION 5(f)(ii) applies, in the event the Corporation shall at any time after the Series 4 Original Issuance Date while the Convertible Preference Shares are outstanding issue Additional Class A Shares, without consideration or for a consideration per share less than the applicable Conversion Price immediately prior to such issuance in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issuance, to a price determined by multiplying such Conversion Price by a fraction:

(1)         the numerator of which shall be (a) the number of Class A Shares Outstanding (as defined below) immediately prior to such issuance plus (b) the number of Class A Shares which the aggregate consideration received or to be received by the Corporation for the total number of Class A Shares so issued would purchase at such Conversion Price; and

(2)         the denominator of which shall be (a) the number of Class A Shares Outstanding immediately prior to such issue plus (b) the number of such Additional Class A Shares so issued.

(B) For purposes of this SECTION 5(f)(v), the term “Additional Class A Shares” means any Class A Shares or Convertible Security (collectively, “Class A Equivalents”) issued by the Corporation after the Series 4 Original Issuance Date, provided that Additional Class A Shares will not include any of the following:

(1)   Class A Equivalents issued in a transaction for which an adjustment to the Conversion Price is made pursuant to SECTION 5(f)(i), SECTION 5(f)(iii) or SECTION 5(f)(iv);

(2)   Class A Equivalents issued or issuable upon conversion of Convertible Preference Shares or Alternative Preference Shares or pursuant to the terms of any other Convertible Security issued and outstanding on the Series 4 Original Issuance Date;

(3)   All Class A Shares, as adjusted for share dividends, splits, combinations and similar events, validly reserved on the Series 4 Original Issuance Date and issued or issuable upon the exercise of options or rights issued to employees, officers or directors of, or consultants, advisors or service providers to, the Corporation or any of its majority- or wholly-owned subsidiaries pursuant to any current equity incentive plans, programs or arrangements of or adopted by the Corporation, including the Corporation’s 2005 Stock Incentive Plan, the Corporation’s 2011 Stock Incentive Plan, the Corporation’s 2016 Stock Incentive Plan and the Corporation’s Amended and Restated Stock Appreciation Rights Plan;

(4)   An unlimited number of Class A Equivalents issued pursuant to future equity incentive grants, plans, programs or arrangements adopted by the Corporation to the extent that any Class A Equivalents issued pursuant to this clause (4) shall not exceed three percent (3%) of the Corporation’s diluted weighted average number of common shares outstanding (as calculated for the Corporation’s financial reporting purposes) in any fiscal year, with any unused amounts in any fiscal year being carried over to succeeding fiscal years;

(5)   Class A Equivalents issued in connection with bona fide acquisitions of any entities, businesses and/or related assets or other business combinations by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or settlement of deferred liabilities in connection therewith; or

(6)   Class A Equivalents issued in a transaction with respect to which holders of a majority of the Convertible Preference Shares purchased securities pursuant to Section 4.11 of the Securities Purchase Agreement or otherwise.

In the case of the issuance of Additional Class A Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Additional Class A Shares for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof. In the case of the issuance of Convertible Securities, the aggregate maximum number of Class A Shares deliverable upon exercise, conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration (determined in the manner provided in this paragraph) if any, received by the Corporation upon the issuance of such Convertible Securities plus the minimum additional consideration payable pursuant to the terms of such Convertible Securities for the Class A Shares covered thereby, but no further adjustment shall be made for the actual issuance of Class A Shares upon the exercise, conversion or exchange of any such Convertible Securities. In the event of any change in the number of Class A Shares deliverable upon exercise, conversion or exchange of Convertible Securities subject to this SECTION 5(f)(v), including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such Convertible Securities not exercised, converted or exchanged prior to such change been made upon the basis of such change. Upon the expiration or forfeiture of any Additional Class A Shares consisting of options, warrants or other rights to acquire Class A Shares or Convertible Securities, the termination of any such rights to convert or exchange or the expiration or forfeiture of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Class A Shares (and Convertible Securities that remain in effect) actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(vi)        Minimum Adjustment. Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.

(vii)       When No Adjustment Required. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price need be made:

(A) for a transaction referred to in SECTION 5(f)(i) or SECTION 5(f)(ii) if the Convertible Preference Shares participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Class A Shares participate with respect to such transaction or event and on the same terms as holders of the Class A Shares participate with respect to such transaction or event as if the holders of Convertible Preference Shares, at such time, held a number of Class A Shares equal to the Conversion Amount at such time;

(B) for rights to purchase Class A Shares pursuant to any present or future plan by the Corporation for reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Class A Shares under any plan; or

(C) for any event otherwise requiring an adjustment under this SECTION 5 if such event is not consummated.

(viii)      Rules of Calculation; Treasury Shares. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of Class A Shares outstanding will be calculated on the basis of the number of issued and outstanding Class A Shares.

(ix)         Waiver. Notwithstanding the foregoing, the Conversion Price will not be reduced if the Corporation receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then outstanding Convertible Preference Shares, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Class A Shares or other dividend or other distribution on Class A Shares. This waiver will be limited in scope and will not be valid for any issuance of Class A Shares or other dividend or other distribution on Class A Shares not specifically provided for in such notice.

(x)          Tax Adjustment. Anything in this SECTION 5 notwithstanding, the Corporation shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by this SECTION 5, as the Board of Directors in its sole discretion shall determine to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend or share split will not be taxable to the holders of Class A Shares.

(xi)         No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this SECTION 5 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(xii)        Provisions Governing Adjustment to Conversion Price.  Rights, options or warrants distributed by the Corporation to all or substantially all holders of Class A Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (A) are deemed to be transferred with such Class A Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Shares, shall be deemed not to have been distributed for purposes of SECTION 5(f)(i), (ii), (iii), (iv) or (v) (and no adjustment to the Conversion Price under SECTION 5(f)(i), (ii), (iii), (iv) or (v) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, and (x) if and to the extent such rights, options and warrants are exercisable for Class A Shares or the equivalents thereof, an appropriate adjustment (if any is required) to the Conversion Price shall be made under SECTION 5(f)(ii) (without giving effect to the sixty (60) day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 5(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Corporation’s capital other than Class A Shares or Class A Share equivalents, shall be subject to the provisions of SECTION 1(a) applicable to Participating Dividends and shall be distributed to the holders of Convertible Preference Shares.  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series 4 Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under SECTION 5(f)(i), (ii), (iii), (iv) or (v) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted at the opening of business of the Corporation immediately following such final redemption or repurchase by multiplying such Conversion Price by a fraction (x) the numerator of which shall be the Current Market Price per Class A Share on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Class A Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Class A Shares as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for Class A Shares, the Conversion Price shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 5(f)(xii)) as if such rights, options or warrants had not been issued, and instead the Conversion Price will be adjusted as if the Corporation had issued the Class A Shares issued upon such redemption or exchange as a dividend or distribution of Class A Shares subject to SECTION 5(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for any shares of the Corporation’s capital (other than Class A Shares) or any other assets of the Corporation, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Convertible Preference Shares pursuant to, the provisions of SECTION 1(a) applicable to Participating Dividends.

(xiii)       Notwithstanding anything herein to the contrary, any adjustment of the Conversion Price or entitlement to acquire Class A Shares pursuant to these Articles of Amendment shall be subject to the rules of the Exchange to the extent required to comply with such rules. If after the Series 4 Original Issuance Date there is a change in the applicable rules of the Exchange on which the Class A Shares are listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Class A Shares to be delisted by such Exchange as a result of the terms of these Articles of Amendment, the rights of the holders of the Convertible Preference Shares set forth in these Articles of Amendment shall thereafter be limited to the extent required by such changed rules in order for the Class A Shares to continue to be listed on such Exchange.

(xiv)      Notwithstanding anything to the contrary in these Articles of Amendment, if an adjustment to the Conversion Price becomes effective on any Ex-Dividend Date as described herein, and a holder of Convertible Preference Shares that have been converted on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of Class A Shares as of the related Conversion Date based on an adjusted Conversion Price for such Ex-Dividend Date, then, notwithstanding such Conversion Price adjustment provisions, the Conversion Price adjustment relating to such Ex-Dividend Date will not be made for such converted Convertible Preference Shares. Instead, the holder of such converted Convertible Preference Shares will be treated as if such holder were the record owner of the Class A Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)          Notice of Record Date. In the event of:

(i)          any share split or combination of the outstanding Class A Shares;

(ii)         any declaration or making of a dividend or other distribution to holders of Class A Shares in additional Class A Shares, any other share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness);

(iii)        any reclassification or change to which SECTION 5(f)(i)(B) applies;

(iv)        the dissolution, liquidation or winding up of the Corporation; or

(v)         any other event constituting a Disposition Event;

then the Corporation shall file with its corporate records and mail to the holders of the Convertible Preference Shares at their last addresses as shown on the records of the Corporation, at least ten (10) days prior to the record date specified in (A) below or ten (10) days prior to the date specified in (B) below, a notice stating:

(A) the record date of such share split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Class A Shares of record to be entitled to such share split, combination, dividend or other distribution are to be determined, or

(B) the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Disposition Event, is estimated to become effective, and the date as of which it is expected that holders of Class A Shares of record will be entitled to exchange their Class A Shares for the share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Disposition Event.

Disclosures made by the Corporation in any public filings made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 5(g).

(h)          Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this SECTION 5, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preference Shares a certificate, signed by an officer of the Corporation, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request of any holder of Convertible Preference Shares, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of Class A Shares and the amount, if any, of share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of Convertible Preference Shares.

SECTION 6.        Redemption.

(a)          Redemption at the Option of the Corporation.

(i)          In connection with or following any Specified Event, the Corporation, at its option and (if applicable) subject to consummation of such Specified Event, may redeem (out of funds legally available therefor) for cash all of the Convertible Preference Shares then outstanding at a price (the “Redemption Price”) per Convertible Preference Share equal to the greater of (i) the Base Liquidation Preference per such Convertible Preference Share plus all accrued and unpaid dividends thereon and (ii) an amount equal to the amount the holder of such Convertible Preference Shares would have received in respect of such Convertible Preference Share had such holder converted such Convertible Preference Share into Class A Shares immediately prior to such redemption based on the Current Market Price, in each case on the date of redemption (the “Redemption Date”).

(ii)         If the Corporation elects to redeem the Convertible Preference Shares pursuant to this SECTION 6, on or prior to the fifteenth (15th) Business Day prior to the applicable Redemption Date, the Corporation shall mail a written notice of redemption (the “Redemption Notice”) by first-class mail addressed to the holders of record of the Convertible Preference Shares as they appear in the records of the Corporation; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. The Redemption Notice must state: (A) the expected Redemption Price as of the expected Redemption Date, and specify the individual components thereof (it being understood that the actual Redemption Price will be determined as of the actual Redemption Date); (B) the name of the redemption agent to whom, and the address of the place to where, the Convertible Preference Shares are to be surrendered for payment of the Redemption Price; (C) if applicable, that the consummation of the Redemption and the payment of the Redemption Price shall be subject to the consummation of the Specified Event, and (D) the anticipated Redemption Date.

(b)          Mechanics of Redemption.

(i)          On the Redemption Date, the Corporation shall pay the applicable Redemption Price, upon surrender of the certificates representing the Convertible Preference Shares to be redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require, and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Corporation); provided that payment of the Redemption Price for certificates (and accompanying documentation, if required) surrendered to the Corporation after 2:00 p.m. (New York City time) on the Redemption Date may, at the Corporation’s option, be made on the Business Day immediately following the Redemption Date.

(ii)         Convertible Preference Shares to be redeemed on the Redemption Date will from and after such date, no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Convertible Preference Shares (except the right to receive from the Corporation the applicable Redemption Price) shall cease and terminate with respect to such shares; provided, that in the event that a Convertible Preference Share is not redeemed due to a default in payment by the Corporation or because the Corporation is otherwise unable to pay the applicable Redemption Price in cash in full, such Convertible Preference Share will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights as provided herein.

(iii)        Notwithstanding anything in this SECTION 6 to the contrary, each holder shall retain the right to convert Convertible Preference Shares to be redeemed at any time on or prior to the Redemption Date; provided, however, that any Convertible Preference Shares for which a holder delivers a conversion notice to the Corporation prior to the Redemption Date shall not be redeemed pursuant to this SECTION 6.

SECTION 7.        Antitrust and Conversion Into Alternative Preference Shares.

(a)          If (i) the Corporation validly delivers a notice of conversion pursuant to SECTION 5(c) to the Investor or any Permitted Transferee at any time on and after the two (2) year anniversary of the Series 4 Original Issuance Date and (ii) the Investor or such Permitted Transferee would not be permitted to convert one or more of its Beneficially Owned Convertible Preference Shares into Class A Shares because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, the Accretion Rate will decrease to 0% per annum following, and the Base Liquidation Preference per Convertible Preference Share will not increase during any period subsequent to, ten (10) Business Days following the date of such validly delivered notice (which for the avoidance of doubt shall not be earlier than the two (2) year anniversary of the Series 4 Original Issuance Date).

(b)          With respect to any holder of Convertible Preference Shares other than the Investor or any Permitted Transferee, after receiving a notice of conversion pursuant to SECTION 5(c), any such holder of Convertible Preference Shares as to whom the relevant provisions of the following sentence are applicable may, at such holder’s option, convert Convertible Preference Shares subject to such conversion at any time on or prior to the close of business on the Business Day immediately preceding the Conversion Date, as the case may be, specified in such notice into Alternative Preference Shares to the extent necessary to address the conditions described in SECTION 7(c).

(c)          (i) If any holder of Convertible Preference Shares would not be permitted to convert one or more of its Beneficially Owned Convertible Preference Shares into Class A Shares due to the restrictions contained in SECTION 5(b) or (ii) if any holder of Convertible Preference Shares other than the Investor or any Permitted Transferee would not be permitted to convert one more of its Beneficially Owned Convertible Preference Shares into Class A Shares (the shares described in clause (i) and (ii), the “Special Conversion Shares”) because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, then in each case each Special Conversion Share of such holder shall be converted into a number of Alternative Preference Shares equal to the number of Class A Shares such holder would have received if such holder would have been permitted to convert such Special Conversion Shares into Class A Shares on the Conversion Date.

(d)          As soon as practicable (and in any event within three (3) Business Days) after receipt of notice of either of the events described in SECTION 7(c), which notice shall include the amount of Alternative Preference Shares to which such holder is entitled and the basis for such conversion into Alternative Preference Shares, the Corporation shall (i) issue and deliver to such holder a certificate for the number of Alternative Preference Shares, if any, to which such holder is entitled in exchange for the certificates formerly representing the Convertible Preference Shares and (ii) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Dividends on the Convertible Preference Shares that are being converted into Alternative Preference Shares. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Alternative Preference Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Alternative Preference Shares on such Conversion Date. In case fewer than all of the Convertible Preference Shares represented by any such certificate are to be converted into Alternative Preference Shares, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Alternative Preference Shares or Convertible Preference Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Alternative Preference Shares upon conversion or due upon the issuance of a new certificate for any Convertible Preference Shares not converted other than any such tax due because Alternative Preference Shares or a certificate for Convertible Preference Shares are issued in a name other than the name of the converting holder.

SECTION 8.        Additional Definitions. For purposes of these Articles of Amendment, the following terms shall have the following meanings:

(a)          “Additional Rate” means an annual rate initially equal to 7.0% per annum, increasing by 1.0% on every anniversary of the occurrence of the Specified Event.

(b)          “Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Corporation, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor.

(c)         “Alternative Preference Shares” means the Series 5 Convertible Preference Shares so denominated and authorized by the Corporation concurrently with the Convertible Preference Shares.

(d)         “Articles of Amendment” means these Articles of Amendment creating the Convertible Preference Shares.

(e)         “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes hereof the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes hereof, except where otherwise expressly provided herein, the Investor (or any other person) shall at all times be deemed to have Beneficial Ownership of Class A Shares issuable upon conversion of the Convertible Preference Shares directly or indirectly held by them, irrespective of any applicable restrictions on transfer, conversion or voting.

(f)          “Board of Directors” means the board of directors of the Corporation.

(g)         “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City, New York.

(h)         “Closing Price” of the Class A Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Exchange or, if the Class A Shares are not listed or admitted for trading on an Exchange, as reported on the quotation system on which such security is quoted. If the Class A Shares are not listed or admitted for trading on an Exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Class A Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Class A Shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Class A Shares on the relevant date from each of at least three (3) nationally recognized investment banking firms selected by the Corporation for this purpose.

(i)          “Common Shares” means the Class A Shares, the Class B Shares and any other common shares in the capital of the Corporation.

(j)          “control,” “controlling,” “controlled by” and “under common control with,” with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

(k)         “Convertible Security” means any debt or other evidences of indebtedness, shares of capital or other securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares.

(l)          “Corporation” means MDC Partners Inc., a corporation governed by the Canada Business Corporations Act.

(m)        “Current Market Price” of Class A Shares on any day means the average of the Closing Prices per Class A Share for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

(n)         “Dividend Payment Date” means (i) each January 1, April 1, July 1 and October 1 of each year, or (ii) with respect to any Convertible Preference Share that is to be converted or redeemed, the Conversion Date or the Redemption Date, as applicable; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Convertible Preference Shares on such Dividend Date shall instead be payable on) the immediately succeeding Business Day.

(o)         “Dividend Period” means the period which commences on and includes a Dividend Payment Date (other than the initial Dividend Period which shall commence on and include the date on which the Specified Event occurs) pursuant to clauses (i) and (ii) of the definition of “Dividend Payment Date” and ends on and includes the calendar day next preceding the next Dividend Payment Date.

(p)         “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

(q)         “Exchange” means Nasdaq and, if the Class A Shares are not then listed on Nasdaq, the principal other U.S. national or regional securities exchange or market on which the Class A Shares are then listed.

(r)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s)         “Fair Market Value” of the Class A Shares or any other security or property means the fair market value thereof as determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:

(i)          for Class A Shares or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; and

(ii)         for any other property, the Fair Market Value shall be determined by the Board of Directors assuming a willing buyer and a willing seller in an arm’s-length transaction.

(t)          “Fundamental Change” shall be deemed to have occurred at such time as any of the following events shall occur:

(i)          any “person” or “group”, other than the Corporation, its Subsidiaries or any employee benefits plan of the Corporation or its Subsidiaries, files, or is required by applicable law to file, a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of shares with a majority of the total voting power of the Corporation’s outstanding Voting Stock; unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; or

(ii)         the Corporation amalgamates, consolidates with or merges with or into another person (other than a Subsidiary of the Corporation), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated properties and assets of the Corporation and its Subsidiaries (excluding for purposes of the calculation non-controlling interests and third party minority interests) to any person (other than a Subsidiary of the Corporation) or any person (other than a Subsidiary of the Corporation) consolidates with, amalgamates or merges with or into the Corporation, provided that none of the circumstances set forth in this clause (ii) shall be a Fundamental Change if persons that beneficially own the Voting Securities of the Corporation immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Corporation’s Voting Stock immediately prior to the transaction.

(u)         “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

(v)         “hereof,” “herein” and “hereunder” and words of similar import refer to these Articles of Amendment as a whole and not merely to any particular clause, provision, section or subsection.

(w)        “Investor” means Broad Street Principal Investments, L.L.C.

(x)         “Junior Securities” means the Common Shares and each other class or series of shares in the capital of the Corporation the terms of which do not expressly provide that they rank senior in preference or priority to or on parity, without preference or priority, with the Convertible Preference Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

(y)         “Market Disruption Event” means, with respect to the Class A Shares, (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Class A Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange, or otherwise) in the Class A Shares or in any options, contracts or future contracts relating to the Class A Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

(z)         “Nasdaq” means The NASDAQ Global Market.

(aa)       “Original Purchase Price” means $1,000 per Convertible Preference Share.

(bb)       “Parity Securities” means any shares in the capital of the Corporation the terms of which expressly provide that they will rank on parity, without preference or priority, with the Convertible Preference Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

(cc)       “Permitted Transferee” means any holder of Convertible Preference Shares who received such Convertible Preference Shares in a Permitted Transfer (as defined in the Securities Purchase Agreement), provided that such holder agrees, for the benefit of the Corporation, to comply with Section 4.05 of the Securities Purchase Agreement.

(dd)       “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.

(ee)       “Qualifying Transaction” means a Fundamental Change (i) with regard to which the holder of Convertible Preference Shares is entitled to receive, directly or indirectly, in respect of its Convertible Preference Shares, in connection with the consummation of such transaction (including pursuant to the conversion of the Convertible Preference Shares (without regard to limitations or restrictions on conversion) or the purchase or exchange of such Convertible Preference Shares in a tender or exchange offer), consideration consisting solely of cash, equity securities that are immediately tradable on a national securities exchange and that have (or the equity securities of the predecessor of the issuer of such equity securities have) an average trading volume per trading day over the thirty (30) trading days preceding public announcement of such transaction at least equal to that of the Class A Shares over the thirty (30) trading days preceding public announcement of such transaction, or a combination of cash and such equity consideration (collectively, “qualifying consideration”), which qualifying consideration is in an amount per outstanding Convertible Preference Share that is at least equal to the Base Liquidation Preference of such Convertible Preference Share plus all accrued but unpaid dividends thereon (with the value of any non-cash consideration being the Fair Market Value of such non-cash consideration at the time of signing of the definitive transaction agreement for the applicable transaction) or (ii) that is otherwise consented to by the holders of two-thirds of the outstanding Convertible Preference Shares.

(ff)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(gg)       “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of February 14, 2017, between the Corporation and the Investor.

(hh)       “Senior Securities” means any shares in the capital of the Corporation the terms of which expressly provide that they will rank senior in preference or priority to the Convertible Preference Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation.

(ii)         “Series 4 Original Issuance Date” means March 7, 2017.

(jj)         “share capital” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Corporation includes, without limitation, any and all Common Shares and the Preference Shares.

(kk)       “Specified Event” means the tenth (10th) Business Day after the consummation of a Fundamental Change that does not constitute a Qualifying Transaction.

(ll)         “Subsidiary” means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Corporation.

(mm)     “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Class A Shares are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant Exchange.

(nn)      “Voting Stock” means the Class A Shares and the Class B Shares and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.

(oo)       Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Accretion Rate	SECTION 2(b)
Additional Class A Shares	SECTION 5(f)(v)(B)
Additional Dividends	SECTION 1(b)(i)
Aggregate Amount	SECTION 5(f)(iii)
Base Liquidation Preference	SECTION 2(b)
Class A Equivalents	SECTION 5(f)(v)(B)
Class A Shares	SECTION 2(a)
Class A Shares Outstanding	SECTION 5(f)(ii)
Class B Shares	SECTION 2(a)
Conversion Amount	SECTION 5(a)
Conversion Date	SECTION 5(a)
Conversion Price	SECTION 5(a)
Convertible Preference Shares	Preamble
Disposition Event	SECTION 5(f)(iv)
Dividends	SECTION 1(b)(i)
Expiration Date	SECTION 5(f)(iii)
Expiration Time	SECTION 5(f)(iii)(A)
Liquidation Preference	SECTION 2(a)
Maximum Voting Power	SECTION 5(b)
Participating Dividends	SECTION 1(a)
Preference Shares	Preamble
Purchased Shares	SECTION 5(f)(iii)
qualifying consideration	SECTION 8(ee)
Quarterly Compounding Date	SECTION 2(b)
Redemption Date	SECTION 6(a)(i)
Redemption Notice	SECTION 6(a)(ii)
Redemption Price	SECTION 6(a)(i)
Reference Property	SECTION 5(f)(iv)
Rights Trigger	SECTION 5(f)(xii)
Special Conversion Shares	SECTION 7(c)

SECTION 9.        Miscellaneous. For purposes of these Articles of Amendment, the following provisions shall apply:

(a)          Withholding Tax. Notwithstanding any other provision of these Articles of Amendment, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to these Articles of Amendment any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to these Articles of Amendment is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any noncash payment, distribution, issuance or delivery to be made pursuant to these Articles of Amendment any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Convertible Preference Shares pursuant to these Articles of Amendment shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this SECTION 9. In the absence of any such deduction or withholding by the Corporation, and unless agreed otherwise by the Corporation in writing, holders of Convertible Preference Shares shall be responsible for all withholding taxes under Part XIII of the Income Tax Act (Canada) in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to these Articles of Amendment and shall indemnify and hold harmless the Corporation on an after-tax basis (for this purpose, having regard only to taxes for which the Corporation is liable under Part XIII of the Income Tax Act (Canada)) for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to these Articles of Amendment.

(b)          Wire or Electronic Transfer of Funds. Notwithstanding any other right, privilege, restriction or condition attaching to the Convertible Preference Shares, the Corporation may, at its option, make any payment due to registered holders of Convertible Preference Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Convertible Preference Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Convertible Preference Shares provide the particulars of an account of such holder with a chartered bank in the United States to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered holder of Convertible Preference Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder in a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder in a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.

(c)          Amendments. The provisions attaching to the Convertible Preference Shares may be deleted, varied, modified, amended or amplified by articles of amendment with such approval as may then be required by the Canada Business Corporations Act.

(d)          U.S. Currency. Unless otherwise stated, all references herein to sums of money are expressed in lawful money of the United States.

(e)          Specified Amount. The amount specified in respect of each Convertible Preference Shares for the purposes of subsection 191(4) of the Income Tax Act (Canada) is $1,000.

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ARTICLES OF AMENDMENT

PROVISIONS ATTACHING TO THE

SERIES 5 CONVERTIBLE PREFERENCE SHARES

To increase the authorized capital of the Corporation by creating a fifth series of preference shares of the Corporation, which shall consist of an unlimited number of shares designated as the “Series 5 Convertible Preference Shares” (the “Convertible Preference Shares”). The Convertible Preference Shares shall have the following rights, privileges, restrictions and conditions. Capitalized terms not defined where used shall have the meanings ascribed to such terms in SECTION 6.

SECTION 1.        Dividends.

(a)          (i)          Each holder of issued and outstanding Convertible Preference Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Convertible Preference Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding Class A Subordinate Voting Shares of the Corporation (the “Class A Shares”), in an amount equal to the amount of such dividends or other distribution as would be made on the number of Class A Shares into which such Convertible Preference Shares could be converted on the applicable record date for such dividends or other distribution on the Class A Shares, without giving effect to the limitations set forth in SECTION 5(b) after aggregating all shares held by the same holder (the “Participating Dividends”) and disregarding any rounding for fractional amounts; provided, however, that notwithstanding the above, the holders of Convertible Preference Shares shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Amount (as defined below) shall be made pursuant to SECTION 5(f)(i)(A) or SECTION 5(f)(ii) (and such dividends or distributions that are not payable to the holders of Convertible Preference Shares as a result of this proviso shall not be deemed to be Participating Dividends).

(ii)         Participating Dividends are payable at the same time as and when such dividends or other distributions on the Class A Shares are paid to the holders of Class A Shares and are payable to holders of record of Convertible Preference Shares on the record date for the corresponding dividend or distribution on the Class A Shares.

(b)          Holders of the Convertible Preference Shares are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Participating Dividends as provided in this SECTION 1.

(c)          The Corporation shall pay Participating Dividends (less any tax required to be deducted and withheld by the Corporation), except in case of redemption or conversion in which case payment of Participating Dividends shall be made on surrender of the certificate, if any, representing the Convertible Preference Shares to be redeemed or converted, by electronic funds transfer or by sending to each holder of Convertible Preference Shares a check for such Participating Dividends payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The making of such payment or the posting or delivery of such check on or before the date on which such Dividend is to be paid to a holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such Dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related Dividends as aforesaid and remitted to the proper taxing authority) unless such check is not honored when presented for payment. Subject to applicable law, Dividends which are represented by a check which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

SECTION 2.        Liquidation Entitlement.

(a)          Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Convertible Preference Share entitles the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution, before any distribution or payment may be made to a holder of any Class A Shares, any Class B Shares of the Corporation (the “Class B Shares”) or any other shares ranking junior as to capital to the Convertible Preference Shares, an amount per Convertible Preference Share equal to the amount the holder of the Convertible Preference Share would have received if such holder had converted such Convertible Preference Share into a Class A Share immediately prior thereto, without giving effect to the limitations set forth in SECTION 5(b) and disregarding any rounding for fractional amounts (the “Liquidation Entitlement”).

(b)          After payment to the holders of the Convertible Preference Shares of the full Liquidation Entitlement to which they are entitled, the Convertible Preference Shares as such will have no right or claim to any of the assets of the Corporation.

(c)          The value of any property not consisting of cash that is distributed by the Corporation to the holders of the Convertible Preference Shares will equal the Fair Market Value thereof on the date of distribution.

SECTION 3.        Voting Rights. The holders of the Convertible Preference Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof. The approval of the holders of the Convertible Preference Shares with respect to any and all matters referred to in these Articles of Amendment may be given in writing by all of the holders of the Convertible Preference Shares outstanding or by resolution duly passed and carried as may then be required by the Canada Business Corporations Act at a meeting of the holders of the Convertible Preference Shares duly called and held for the purpose of considering the subject matter of such resolution and at which holders of not less than a majority of all Convertible Preference Shares then outstanding are present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of at least a majority of all Convertible Preference Shares then outstanding are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than fifteen (15) days later, and to such time and place as may be fixed by the chairman of such meeting, and at such adjourned meeting the holders of Convertible Preference Shares present in person or so represented by proxy, whether or not they hold a majority of all Convertible Preference Shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed and carried as may then be required by the Canada Business Corporations Act at such adjourned meeting shall constitute the approval of the holders of the Convertible Preference Shares. Notice of any such original meeting of the holders of the Convertible Preference Shares shall be given not less than twenty-one (21) days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of any such adjourned meeting shall be given not less than ten (10) days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Convertible Preference Shares present in person or represented by proxy shall be entitled to one vote for each of the Convertible Preference Shares held by such holder.

SECTION 4.        Purchase for Cancellation. Subject to such provisions of the Canada Business Corporations Act as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Convertible Preference Shares outstanding from time to time: (a) through the facilities of any Exchange or market on which the Convertible Preference Shares are listed, (b) by invitation for tenders addressed to all the holders of record of the Convertible Preference Shares outstanding, or (c) in any other manner, in each case at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.

SECTION 5.        Conversion.

Each Convertible Preference Share is convertible into Class A Shares as provided in this SECTION 5.

(a)          Conversion at the Option of Holders of Convertible Preference Shares. Subject to SECTION 5(b), each holder of Convertible Preference Shares is entitled to convert, in whole or in part, at any time and from time to time, at the option and election of such holder, each outstanding Convertible Preference Share held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number determined by dividing (i) one (1) by (ii) the Conversion Amount in effect at the time of conversion. The “Conversion Amount” initially is one (1), as adjusted from time to time as provided in SECTION 5(f). In order to convert the Convertible Preference Shares into Class A Shares, the holder must surrender the certificates representing such Convertible Preference Shares, accompanied by transfer instruments satisfactory to the Corporation, free of any adverse interest or liens at the office of the Corporation’s transfer agent for the Convertible Preference Shares, together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this SECTION 5(a), the date of receipt of such certificates, together with such notice and such other information or documents as may be required by the Corporation (including any certificates delivered pursuant to SECTION 5(b)), by the transfer agent or the Corporation will be the date of conversion (the “Conversion Date”).

(b)          Limitations on Conversion. Notwithstanding SECTION 5(a), the Corporation shall not effect any conversion of the Convertible Preference Shares or otherwise issue Class A Shares pursuant to SECTION 5(a), and no holder of Convertible Preference Shares will be permitted to convert Convertible Preference Shares into Class A Shares if, and to the extent that, following such conversion, either (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares would exceed 19.9% of the Maximum Voting Power (as defined below) or (ii) such holder would Beneficially Own more than 19.9% of the then outstanding Common Shares; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of (A) a public sale of the Class A Shares to be issued upon such conversion, if following consummation of such public sale such holder will not Beneficially Own in excess of 19.9% of the then outstanding Class A Shares or (B) a bona fide third party tender offer for the Class A Shares issuable thereupon. For purposes of the foregoing sentence, the number of Class A Shares Beneficially Owned by a holder shall include the number of Class A Shares issuable upon conversion of the Convertible Preference Shares with respect to which a conversion notice has been given, but shall exclude the number of Class A Shares which would be issuable upon conversion or exercise of the remaining, unconverted portion of the Convertible Preference Shares Beneficially Owned by such holder. Upon the written request of the holder, the Corporation shall within two (2) Business Days confirm in writing (which may be by email) to any holder the number of Class A Shares and Class B Shares then outstanding. In connection with any conversion and as a condition to the Corporation effecting such conversion, upon request of the Corporation, a holder of Convertible Preference Shares shall deliver to the Corporation a certificate, signed by a duly authorized officer of such holder, no less than twelve (12) Business Days prior to the applicable conversion, certifying that, after giving effect to such conversion, (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares will not exceed 19.9% of the Maximum Voting Power or (ii) such holder will not Beneficially Own more than 19.9% of the then outstanding Common Shares. For purposes hereof, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all shares of the Corporation’s capital on a matter subject to the vote of the Common Shares and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth herein and the articles of amendment or other similar document governing other Voting Stock.

(c)          Automatic Conversion.

(i)          If at any time the limitations in SECTION 5(b) would not prevent the conversion of one or more Convertible Preference Shares into Class A Shares then, subject to any lapse or expiration of the applicable waiting period, or approval, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable antitrust law, the maximum number of Convertible Preference Shares held by a holder and its Affiliates that can convert into Class A Shares without violating the limitations in SECTION 5(b) will automatically convert into Class A Shares, provided that such automatic conversion shall only occur if the number of Convertible Preference Shares that would be converted on the Conversion Date is equal to or greater than the lesser of (x) 1,000 and (y) all shares then held by such holder and its Affiliates; provided, further, that if the number of Convertible Preference Shares that may be converted pursuant to this SECTION 5(c)(i) is less than all shares of the Convertible Preference Shares Beneficially Owned by a holder and its Affiliates, the Corporation shall select the Convertible Preference Shares to be converted by lot or in such other equitable manner as the Corporation may determine.

(d)          Fractional Shares. No fractional Class A Shares will be issued upon conversion of the Convertible Preference Shares. In lieu of fractional shares, the Corporation shall round, to the nearest whole number, the number of Class A Shares to be issued upon conversion of the Convertible Preference Shares. If more than one Convertible Preference Share is being converted at one time by or for the benefit of the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Convertible Preference Shares converted by or for the benefit of such holder at such time.

(e)          Mechanics of Conversion.

(i)          Promptly after the Conversion Date (and in any event within three (3) Business Days), the Corporation shall (A) issue and deliver to such holder the number of Class A Shares to which such holder is entitled in exchange for the certificates formerly representing Convertible Preference Shares and (B) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Participating Dividends on the Convertible Preference Shares that are being converted into Class A Shares. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Class A Shares or Convertible Preference Shares are issued in a name other than the name of the converting holder. The Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Shares upon conversion or due upon the issuance of a new certificate for any Convertible Preference Shares not converted other than any such tax due because Class A Shares or a certificate for Convertible Preference Shares are issued in a name other than the name of the converting holder.

(ii)         From and after the Conversion Date, the Convertible Preference Shares to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Convertible Preference Shares (except the right to receive from the Corporation the Class A Shares upon conversion, together with the right to receive any declared and unpaid Participating Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a Convertible Preference Share is not converted, such Convertible Preference Share will remain outstanding and will be entitled to all of the rights as provided herein.

(iii)        If the conversion is in connection with any sale, transfer or other disposition of the Class A Shares issuable upon conversion of the Convertible Preference Shares, the conversion may, at the option of any holder tendering any Convertible Preference Share for conversion, be conditioned upon the closing of the sale, transfer or the disposition of Class A Shares issuable upon conversion of Convertible Preference Shares with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such Convertible Preference Shares shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

(iv)        All Class A Shares issued upon conversion of the Convertible Preference Shares will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable.

(f)          Adjustments to Conversion Amount.

(i)          Adjustment for Change In Share Capital.

(A) If the Corporation shall, at any time and from time to time while any Convertible Preference Shares are outstanding, issue a dividend or make a distribution on its Class A Shares payable in its Class A Shares to all or substantially all holders of its Class A Shares, then the Conversion Amount at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Amount by a fraction:

(1)    the numerator of which shall be the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

(2)    the denominator of which shall be the sum of the number of Class A Shares outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of Class A Shares constituting such dividend or other distribution.

If any dividend or distribution of the type described in this SECTION 5(f)(i)(A) is declared but not so paid or made, the Conversion Amount shall again be adjusted to the Conversion Amount which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Amount be increased pursuant to this SECTION 5(f)(i)(A).

(B) If the Corporation shall, at any time or from time to time while any of the Convertible Preference Shares are outstanding, subdivide or reclassify its outstanding Class A Shares into a greater number of Class A Shares, then the Conversion Amount in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Corporation shall, at any time or from time to time while any of the Convertible Preference Shares are outstanding, combine or reclassify its outstanding Class A Shares into a smaller number of Class A Shares, then the Conversion Amount in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Amount shall be adjusted by multiplying such Conversion Amount by a fraction, the numerator of which shall be the number of Class A Shares outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of Class A Shares outstanding immediately after giving effect to such subdivision, combination or reclassification. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

(ii)         Adjustment for Rights Issue. If the Corporation shall, at any time or from time to time, while any Convertible Preference Shares are outstanding, distribute rights, options or warrants to all or substantially all holders of its Class A Shares entitling them, for a period expiring within sixty (60) days after the record date for such distribution, to purchase Class A Shares, or securities convertible into, or exchangeable or exercisable for, Class A Shares, in either case, at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the distribution, then the Conversion Amount shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Amount in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

(A) the numerator of which shall be the sum of (1) the number of Class A Shares Outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus (2) the number of Class A Shares that the aggregate offering price of the total number of Class A Shares issuable pursuant to such rights, options or warrants would purchase at the Current Market Price of the Class A Shares on the declaration date for such distribution (determined by multiplying such total number of Class A Shares so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price); and

(B) the denominator of which shall be the number of Class A Shares Outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional Class A Shares issuable pursuant to such rights, options or warrants.

The term “Class A Shares Outstanding” shall mean, without duplication, and include the following, and the following shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable, and without regard to any other limitations or restrictions on conversion or exercise:

(1)         the number of Class A Shares and Class B Shares then outstanding;

(2)         all Class A Shares issuable upon conversion of outstanding Convertible Preference Shares; and

(3)         all Class A Shares issuable upon exercise of outstanding options and any other Convertible Security.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

To the extent that Class A Shares are not delivered pursuant to such rights, options or warrants or upon the expiration or termination of such rights, options or warrants, the Conversion Amount shall be readjusted to the Conversion Amount that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Class A Shares actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Amount shall again be adjusted to be the Conversion Amount which would then be in effect if the Ex-Dividend Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase Class A Shares at less than the average of the Closing Prices for the five (5) consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such Class A Shares, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors. Except as set forth in this paragraph, in no event shall the Conversion Amount be increased pursuant to this SECTION 5(f)(ii).

(iii)        Adjustment for Certain Tender Offers or Exchange Offers. In case the Corporation or any of its Subsidiaries shall, at any time or from time to time, while any Convertible Preference Shares are outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Corporation or any Subsidiary for all or any portion of the Class A Shares, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value, as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per Class A Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged Class A Shares, the “Purchased Shares”) exceeds the Closing Price per share of the Class A Shares on the Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Amount shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Amount in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(A) the numerator of which shall be equal to the product of (1) the number of Class A Shares outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) and (2) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date; and

(B) the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to (1) the number of Class A Shares outstanding as of the Expiration Time, less (2) the Purchased Shares and (II) the Closing Price per share of the Class A Shares on the Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Amount pursuant to this SECTION 5(f)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Corporation or a Subsidiary is obligated to purchase Class A Shares pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Amount shall again be adjusted to be the Conversion Amount which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this SECTION 5(f)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Amount, no adjustment shall be made for such tender offer or exchange offer under this SECTION 5(f)(iii).

(iv)        Disposition Events.

(A) If any of the following events (any such event, a “Disposition Event”) occurs:

(1)         any reclassification or exchange of the Class A Shares (other than as a result of a subdivision or combination);

(2)         any merger, amalgamation, consolidation or other combination to which the Corporation is a constituent party; or

(3)         any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Corporation to any other person;

in each case, as a result of which all of the holders of Class A Shares shall be entitled to receive cash, securities or other property for their Class A Shares, the Convertible Preference Shares converted following the effective date of any Disposition Event shall be converted, in lieu of the Class A Shares otherwise deliverable, into the same amount and type (in the same proportion) of cash, securities or other property received by holders of Class A Shares in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Class A Shares holding, immediately prior to the transaction, the number of Class A Shares into which such Convertible Preference Shares would have been converted pursuant to SECTION 5(a) without giving effect to any limitations on conversion set forth in SECTION 5(b) immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Class A Shares with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Class A Shares.

(B) The above provisions of this SECTION 5(f)(iv) shall similarly apply to successive Disposition Events. If this SECTION 5(f)(iv) applies to any event or occurrence, neither SECTION 5(f)(i) nor SECTION 5(f)(iii) shall apply; provided, however, that this SECTION 5(f)(iv) shall not apply to any share split or combination to which SECTION 5(f)(i) is applicable or to a liquidation, dissolution or winding up to which SECTION 2 applies. To the extent that equity securities of a company are received by the holders of Class A Shares in connection with a Disposition Event, the portion of the Convertible Preference Shares which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this SECTION 5(f).

(v)         Minimum Adjustment. Notwithstanding the foregoing, the Conversion Amount will not be reduced if the amount of such reduction would be an amount less than one percent (1%) of such Conversion Amount, but any such amount will be carried forward and reduction with respect thereto will be made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to one percent (1%) or more.

(vi)        When No Adjustment Required. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Amount need be made:

(A) for a transaction referred to in SECTION 5(f)(i) or SECTION 5(f)(ii) if the Convertible Preference Shares participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Class A Shares participate with respect to such transaction or event and on the same terms as holders of the Class A Shares participate with respect to such transaction or event as if the holders of Convertible Preference Shares, at such time, held a number of Class A Shares equal to the number of Class A Shares into which the Convertible Preference Shares were convertible at such time;

(B) for rights to purchase Class A Shares pursuant to any present or future plan by the Corporation for reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in Class A Shares under any plan; or

(C) for any event otherwise requiring an adjustment under this SECTION 5 if such event is not consummated.

(vii)       Rules of Calculation; Treasury Shares. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of Class A Shares outstanding will be calculated on the basis of the number of issued and outstanding Class A Shares.

(viii)      Waiver. Notwithstanding the foregoing, the Conversion Amount will not be reduced if the Corporation receives, prior to the effective time of the adjustment to the Conversion Amount, written notice from the holders representing at least a majority of the then outstanding Convertible Preference Shares, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Class A Shares or other dividend or other distribution on Class A Shares. This waiver will be limited in scope and will not be valid for any issuance of Class A Shares or other dividend or other distribution on Class A Shares not specifically provided for in such notice.

(ix)         Tax Adjustment. Anything in this SECTION 5 notwithstanding, the Corporation shall be entitled to make such downward adjustments in the Conversion Amount, in addition to those required by this SECTION 5, as the Board of Directors in its sole discretion shall determine to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend or share split will not be taxable to the holders of Class A Shares.

(x)          No Duplication. If any action would require adjustment of the Conversion Amount pursuant to more than one of the provisions described in this SECTION 5 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(xi)         Provisions Governing Adjustment to Conversion Amount.  Rights, options or warrants distributed by the Corporation to all or substantially all holders of Class A Shares entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Rights Trigger”): (A) are deemed to be transferred with such Class A Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Shares, shall be deemed not to have been distributed for purposes of SECTION 5(f)(i), (ii), (iii) or (iv) (and no adjustment to the Conversion Amount under SECTION 5(f)(i), (ii), (iii) or (iv) will be required) until the occurrence of the earliest Rights Trigger, whereupon such rights, options and warrants shall be deemed to have been distributed, and (x) if and to the extent such rights, options and warrants are exercisable for Class A Shares or the equivalents thereof, an appropriate adjustment (if any is required) to the Conversion Amount shall be made under SECTION 5(f)(ii) (without giving effect to the sixty (60) day limit on the exercisability of rights, options and warrants ordinarily subject to such SECTION 5(f)(ii)), and/or (y) if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Corporation’s capital other than Class A Shares or Class A Share equivalents, shall be subject to the provisions of SECTION 1(a) applicable to Participating Dividends and shall be distributed to the holders of Convertible Preference Shares.  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Series 5 Original Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Rights Trigger or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Amount under SECTION 5(f)(i), (ii), (iii) or (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Amount shall be readjusted at the opening of business of the Corporation immediately following such final redemption or repurchase by multiplying such Conversion Amount by a fraction (x) the numerator of which shall be the Current Market Price per Class A Share on such date, less the amount equal to the per share redemption or repurchase price received by a holder or holders of Class A Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Class A Shares as of the date of such redemption or repurchase and (y) the denominator of which shall be the Current Market Price, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Amount shall be readjusted as if such rights, options and warrants had not been issued. Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for Class A Shares, the Conversion Amount shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this SECTION 5(f)(xi)) as if such rights, options or warrants had not been issued, and instead the Conversion Amount will be adjusted as if the Corporation had issued the Class A Shares issued upon such redemption or exchange as a dividend or distribution of Class A Shares subject to SECTION 5(f)(i)(A) and (B) to the extent any such rights, options or warrants are redeemed by the Corporation prior to a Rights Trigger or are exchanged by the Corporation, in either case for any shares of the Corporation’s capital (other than Class A Shares) or any other assets of the Corporation, such redemption or exchange shall be deemed to be a distribution and shall be subject to, and paid to the holders of Convertible Preference Shares pursuant to, the provisions of SECTION 1(a) applicable to Participating Dividends.

(xii)        Notwithstanding anything herein to the contrary, any adjustment of the Conversion Amount or entitlement to acquire Class A Shares pursuant to these Articles of Amendment shall be subject to the rules of the Exchange to the extent required to comply with such rules. If after the date of effectiveness of these Articles of Amendment there is a change in the applicable rules of the Exchange on which the Class A Shares are listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Class A Shares to be delisted by such Exchange as a result of the terms of these Articles of Amendment, the rights of the holders of the Convertible Preference Shares set forth in these Articles of Amendment shall thereafter be limited to the extent required by such changed rules in order for the Class A Shares to continue to be listed on such Exchange.

(xiii)       Notwithstanding anything to the contrary in these Articles of Amendment, if an adjustment to the Conversion Amount becomes effective on any Ex-Dividend Date as described herein, and a holder of Convertible Preference Shares that have been converted on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of Class A Shares as of the related Conversion Date based on an adjusted Conversion Amount for such Ex-Dividend Date, then, notwithstanding such Conversion Amount adjustment provisions, the Conversion Amount adjustment relating to such Ex-Dividend Date will not be made for such converted Convertible Preference Shares. Instead, the holder of such converted Convertible Preference Shares will be treated as if such holder were the record owner of the Class A Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)          Notice of Record Date. In the event of:

(i)          any share split or combination of the outstanding Class A Shares;

(ii)         any declaration or making of a dividend or other distribution to holders of Class A Shares in additional Class A Shares, any other share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness);

(iii)        any reclassification or change to which SECTION 5(f)(i)(B) applies;

(iv)        the dissolution, liquidation or winding up of the Corporation; or

(v)         any other event constituting a Disposition Event;

then the Corporation shall file with its corporate records and mail to the holders of the Convertible Preference Shares at their last addresses as shown on the records of the Corporation, at least ten (10) days prior to the record date specified in (A) below or ten (10) days prior to the date specified in (B) below, a notice stating:

(A) the record date of such share split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Class A Shares of record to be entitled to such share split, combination, dividend or other distribution are to be determined, or

(B) the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Disposition Event, is estimated to become effective, and the date as of which it is expected that holders of Class A Shares of record will be entitled to exchange their Class A Shares for the share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Disposition Event.

Disclosures made by the Corporation in any public filings made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this SECTION 5(g).

(h)          Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Amount pursuant to this SECTION 5, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preference Shares a certificate, signed by an officer of the Corporation, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request of any holder of Convertible Preference Shares, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Amount then in effect, and (iii) the number of Class A Shares and the amount, if any, of share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of Convertible Preference Shares.

SECTION 6.        Additional Definitions. For purposes of these Articles of Amendment, the following terms shall have the following meanings:

(a)          “Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Corporation, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor.

(b)          “Articles of Amendment” means these articles of amendment creating the Convertible Preference Shares.

(c)          “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes hereof the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes hereof, except where otherwise expressly provided herein, the Investor (or any other person) shall at all times be deemed to have Beneficial Ownership of Class A Shares issuable upon conversion of the Convertible Preference Shares directly or indirectly held by them, irrespective of any applicable restrictions on transfer, conversion or voting.

(d)          “Board of Directors” means the board of directors of the Corporation.

(e)          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City, New York.

(f)          “Closing Price” of the Class A Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Exchange or, if the Class A Shares are not listed or admitted for trading on an Exchange, as reported on the quotation system on which such security is quoted. If the Class A Shares are not listed or admitted for trading on an Exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Class A Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Class A Shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Class A Shares on the relevant date from each of at least three nationally recognized investment banking firms selected by the Corporation for this purpose.

(g)         “Common Shares” means the Class A Shares, the Class B Shares and any other common shares in the capital of the Corporation.

(h)         “control,” “controlling,” “controlled by” and “under common control with,” with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

(i)          “Convertible Security” means any debt or other evidences of indebtedness, shares of capital or other securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares.

(j)          “Corporation” means MDC Partners Inc., a corporation governed by the Canada Business Corporations Act.

(k)          “Current Market Price” of Class A Shares on any day means the average of the Closing Prices per Class A Share for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

(l)          “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

(m)         “Exchange” means Nasdaq and, if the Class A Shares are not then listed on Nasdaq, the principal other U.S. national or regional securities exchange or market on which the Class A Shares are then listed.

(n)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o)         “Fair Market Value” of the Class A Shares or any other security or property means the fair market value thereof as determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:

(i)          for Class A Shares or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; and

(ii)         for any other property, the Fair Market Value shall be determined by the Board of Directors assuming a willing buyer and a willing seller in an arm’s-length transaction.

(p)         “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

(q)         “hereof,” “herein” and “hereunder” and words of similar import refer to these Articles of Amendment as a whole and not merely to any particular clause, provision, section or subsection.

(r)          “Investor” shall mean Broad Street Principal Investments, L.L.C.

(s)          “Market Disruption Event” means, with respect to the Class A Shares, (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Class A Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange, or otherwise) in the Class A Shares or in any options, contracts or future contracts relating to the Class A Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

(t)          “Nasdaq” means The NASDAQ Global Market.

(u)         “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.

(v)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(w)         “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of February 14, 2017, between the Corporation and the Investor.

(x)          “Series 5 Original Issuance Date” means, with respect to any Convertible Preference Share, the original issue date of such Convertible Preference Share.

(y)          “share capital” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Corporation includes, without limitation, any and all Common Shares and the Convertible Preference Shares.

(z)          “Subsidiary” means with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Corporation.

(aa)         “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Class A Shares are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant Exchange.

(bb)         “Voting Stock” shall mean the Class A Shares and the Class B Shares and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Corporation or its successor.

(cc)         Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Aggregate Amount	SECTION 5(f)(iii)
Class A Shares	SECTION 2(a)
Class A Shares Outstanding	SECTION 5(f)
Class B Shares	SECTION 2(a)
Conversion Amount	SECTION 5(a)
Conversion Date	SECTION 5(a)
Convertible Preference Shares	Preamble
Disposition Event	SECTION 5(f)(iv)
Expiration Date	SECTION 5(f)(iii)
Expiration Time	SECTION 5(f)(iii)(A)
Liquidation Entitlement	SECTION 2(a)
Maximum Voting Power	SECTION 5(b)
Participating Dividends	SECTION 1(a)
Purchased Shares	SECTION 5(f)(iii)
Reference Property	SECTION 5(f)(iv)
Rights Trigger	SECTION 5(f)(xi)

SECTION 7.        Miscellaneous. For purposes of these Articles of Amendment, the following provisions shall apply:

(a)          Withholding Tax. Notwithstanding any other provision of these Articles of Amendment, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to these Articles of Amendment any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to these Articles of Amendment is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any noncash payment, distribution, issuance or delivery to be made pursuant to these Articles of Amendment any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Convertible Preference Shares pursuant to these Articles of Amendment shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this SECTION 7. In the absence of any such deduction or withholding by the Corporation, and unless agreed otherwise by the Corporation in writing, holders of Convertible Preference Shares shall be responsible for all withholding taxes under Part XIII of the Income Tax Act (Canada) in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to these Articles of Amendment and shall indemnify and hold harmless the Corporation on an after-tax basis (for this purpose, having regard only to taxes for which the Corporation is liable under Part XIII of the Income Tax Act (Canada)) for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to these Articles of Amendment.

(b)          Wire or Electronic Transfer of Funds. Notwithstanding any other right, privilege, restriction or condition attaching to the Convertible Preference Shares, the Corporation may, at its option, make any payment due to registered holders of Convertible Preference Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Convertible Preference Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Convertible Preference Shares provide the particulars of an account of such holder with a chartered bank in the United States to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered holder of Convertible Preference Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder in a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder in a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.

(c)          Amendments. The provisions attaching to the Convertible Preference Shares may be deleted, varied, modified, amended or amplified by articles of amendment with such approval as may then be required by the Canada Business Corporations Act.

(d)          U.S. Currency. Unless otherwise stated, all references herein to sums of money are expressed in lawful money of the United States.

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